UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2007

EUGENE SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50601	33-0827004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, LG Palace Building, 165-8 Donggyo-Dong, Mapo-Gu, Seoul, Korea	00000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 82-2-338-6283

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2007, Eugene Science, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Agreement”) with an accredited investor, whereby the Company sold and issued, and the investor purchased, a senior secured promissory note in the aggregate principal amount of $600,000 (the “Note”) and warrants to purchase 1,560,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “Warrants”). The Note bears interest at a rate of 10% per annum and, at the option of the investor, is convertible into shares of the Company’s common stock during the first six months following the issue date of the Note at a conversion price of $0.65. The Warrants will be exercisable for shares of the Company’s common stock at any time on or after November 27, 2007 and at or before 5:00 p.m., Pacific time, on November 27, 2010.

The Note matures on May 27, 2008 (the “Maturity Date”), subject to one extension of the Maturity Date for a period of 6 months as set forth in the Agreement. Upon an event of default under the Note, the investor has the ability to declare all outstanding obligations under the Note immediately due and payable. Generally, an event of default includes (a) the Company’s failure to pay when due any monetary obligation under the Note, (b) the Company’s breach of any representation, warranty, covenant or other provision under the Note or the Agreement, which, if capable of being cured, is not cured within 10 days following notice thereof, (c) the application for the appointment of a receiver or custodian for the Company, (d) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, or (e) the insolvency of the Company. To secure the Company’s repayment obligations under the Agreement, the investor obtained a first priority security interest in certain of the Company’s intellectual property.

This announcement is not an offer to sell the Note, the Warrants, or the shares of the Company’s common stock issuable upon conversion of the Note or exercise of the Warrants. Neither the Note, the Warrants, nor the shares of the Company’s common stock issuable upon conversion of the Note or exercise of the Warrants, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The Note and the Warrants, and the shares of the Company’s common stock issuable upon conversion of the Note or exercise of the Warrants, were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act. The Agreement contains representations to support the Company’s reasonable belief that the investor had access to information concerning the Company’s operations and financial condition, that the investor acquired the Note and the Warrants for its own account and not with a view to the distribution thereof, and that the investor is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

The foregoing descriptions of the Agreement, the Note and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Agreement, the Note and the Warrants, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Note and Warrant Purchase Agreement, dated as of November 27, 2007, by and between Eugene Science, Inc. and the investor named therein.

10.2	Form of Secured Senior Promissory Note.

10.3	Form of Common Stock Purchase Warrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUGENE SCIENCE, INC.

Date: November 30, 2007	By:	/s/ Seung Kwon Noh
Seung Kwon Noh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Note and Warrant Purchase Agreement, dated as of November 27, 2007, by and between Eugene Science, Inc. and the investor named therein.

10.2	Form of Secured Senior Promissory Note.

10.3	Form of Common Stock Purchase Warrant.